Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-KSB for the year ended August 31, 2004 (the “Report”) by Creative Computer Applications, Inc. (“Registrant”), each of the undersigned hereby certifies that to their knowledge:

1.   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: November 19, 2004
/S/ STEVEN M. BESBECK
Steven M. Besbeck,
President, Chief Executive Officer, and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Creative Computer Applications, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.